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                                                                      Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statement on Form S-4 (333-61535), Registration Statements on Form S-3 (Numbers 2-99681, 33-42959, 33-42877, 33-67772, 333-4134 and 333-4136) and the Registration Statements on Form S-8 (Numbers 33-27194, 33-2043, 33-49096, 33-60606, 33-99122 and 333-19059) of our
report dated August 12, 1998, except as to Note 1, which is as of August 25, 1998, which appears on page 63 of the 1998 Financial Statements of The Seagram Company Ltd., which is included in the Current Report on Form 8-K dated September 1, 1998.




/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP


New York, New York
September 1, 1998